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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement (Form S-4, No. 333-124019) and related Prospectus of Vishay Intertechnology, Inc. for the registration of 17,985,798 shares of its common stock and to the incorporation by reference therein of our reports dated March 14, 2005, with respect to the consolidated financial statements of Vishay Intertechnology, Inc., Vishay Intertechnology, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Vishay Intertechnology, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 5, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm